UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2005

SECURITY FEDERAL CORPORATION (Exact name of registrant as specified in its charter)

South Carolina	0-16120	57-0858504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1705 Whiskey Road South, Aiken, South Carolina		29801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (803) 641-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

        On October 26, 2005, Security Federal Corporation issued its earnings release for the quarter and six months ended September 30, 2005. A copy of the earnings release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

            (c)           Exhibits

            99.1         Press Release of Security Federal Corporation dated October 26, 2005.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
SECURITY FEDERAL CORPORATION

Date: November 4, 2005	By: /s/Roy G. Lindburg
Roy G. Lindburg
Treasurer and Chief Financial Officer

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Exhibit 99.1

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News Release

SECURITY FEDERAL CORPORATION ANNOUNCES INCREASE IN
SECOND QUARTER EARNINGS

Aiken, South Carolina (October 26, 2005) - Security Federal Corporation (OTCBB:SFDL), holding company of Security Federal Bank, announced earnings of $950,000 or $0.38 per share (basic) for the three months ending September 30, 2005 which is an 18.7% increase compared to $800,000 or $0.32 per share (basic) for the three months ending September 30, 2004. For the six months ending September 30, 2005, earnings increased 17.3% from $1.6 million or $0.64 per share (basic) to $1.9 million or $0.74 per share (basic). The increase in earnings is a result of a $690,000 and $1.2 million increase in net interest income offset partially by a $460,000 and $763,000 increase in general and administrative expenses for the three and six months ending September 30, 2005.

Total assets at September 30, 2005 were $613.5 million compared to $586.0 million at March 31, 2005, an increase of 4.7%. Net loans receivable increased $22.9 million or 7.2% to $339.8 million at September 30, 2005 from $316.9 million at March 31, 2005. Total deposits were $449.7 million at September 30, 2005 compared to $430.3 million at March 31, 2005, an increase of 4.5%. Federal Home Loan Bank advances and other borrowings increased $5.4 million or 4.6% to $123.0 million at September 30, 2005.

Security Federal Bank has eleven full service branch locations in Aiken, Clearwater, Graniteville, Langley, Lexington, North Augusta, Wagener, and West Columbia, South Carolina. Additional financial services are provided by three of the Bank's wholly owned subsidiaries, Security Federal Insurance, Inc., Security Federal Investments, Inc., and Security Federal Trust, Inc.

Safe-Harbor Statement

The information contained in this press release contains forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, and these factors are enumerated in the Company's filings with the Securities and Exchange Commission.

For additional information contact Roy Lindburg, Chief Financial Officer, at (803) 641-3070

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